Exhibit 99.2
Avantor, Inc.
Summary Segment Information (unaudited)
(dollars in millions)
The unaudited reclassified segment financial information below is provided to reflect the change in the Company's reporting segments effective during the first quarter of 2026. The Company did not operate under the new structure for any of these prior periods and will begin to report comparative results under the new structure effective with the filing of its Quarterly Report on Form 10-Q for the quarter ending March 31, 2026.
Reportable segment data on an annual basis for the years ended December 31, 2025, 2024, and 2023 and a quarterly basis for the year ended December 31, 2025, are presented in the tables below:

	Year ended December 31,
	2025	2024	2023
Net sales:
Bioscience & Medtech Products	$1,822.0	$1,788.5	$1,872.0
VWR Distribution & Services	4,730.2	4,995.1	5,095.2
Total	$6,552.2	$6,783.6	$6,967.2

Adjusted operating income:
Bioscience & Medtech Products	$485.5	$503.8	$551.5
VWR Distribution & Services	542.7	652.5	718.2
Corporate	(70.4)	(66.5)	(57.9)
Total	$957.8	$1,089.8	$1,211.8

	Year ended December 31, 2025
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net sales:
Bioscience & Medtech Products	$426.4	$475.9	$448.8	$470.9	$1,822.0
VWR Distribution & Services	1,155.0	1,207.5	1,175.0	1,192.7	4,730.2
Total	$1,581.4	$1,683.4	$1,623.8	$1,663.6	$6,552.2

Adjusted operating income:
Bioscience & Medtech Products	$114.5	$131.4	$119.3	$120.3	$485.5
VWR Distribution & Services	147.9	141.6	132.0	121.1	542.7
Corporate	(19.6)	(20.8)	(14.0)	(16.0)	(70.4)
Total	$242.8	$252.2	$237.3	$225.4	$957.8